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                                                                    EXHIBIT 99.4

                               CONSENT TO USE OF
                            FAIRNESS OPINION IN S-4
                             REGISTRATION STATEMENT

    We hereby consent to the use of our opinion letter dated October 24, 1998 to the Board of Directors of GeneMedicine included as Appendix B-1 to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of GeneMedicine with and into Megabios and to the references to such opinion in such Prospectus/Proxy Statement under the caption "Summary--The Merger--Opinions of Financial Advisors", "Approval of the Merger and Related Transactions--Background of the Merger", "Approval of the Merger and Related Transactions-- GeneMedicine's Reasons for the Merger" and "Approval of the Merger and Related Transactions-- Opinion of Financial Advisor to GeneMedicine." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          PAINEWEBBER INCORPORATED

                                          By /s/ DECLAN P. QUIRKE
                                            ------------------------------------

                                          Declan P. Quirke
                                          Director

November 24, 1998

New York, New York